UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

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Patriot Coal Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-33466 (Commission File Number)	20-5622045 (IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Peabody Settlement Agreement

On November 6, 2013, the U.S. Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”) approved, on the record, the settlement agreement entered into on October 24, 2013 among Patriot Coal Corporation and its affiliates (“Patriot”), Peabody Energy Corporation and its affiliates (“Peabody”) and the United Mine Workers of America (the “UMWA”), on behalf of itself and certain employees and retirees represented by the UMWA, resolving various disputes among the three parties (the “Peabody Settlement”).  The Bankruptcy Court entered the order approving the Peabody Settlement on November 7, 2013.  As part of the Peabody Settlement, Peabody agreed to, among other things, (i) provide $310 million to the Voluntary Employee Benefit Association (the “VEBA”) that will assume obligations to provide healthcare benefits to certain retirees represented by the UMWA; (ii) issue and replace, as applicable, $126 million of letters of credit; and (iii) provide credit support for Patriot’s federal black lung obligations. The Peabody Settlement also provides for broad mutual releases of claims and causes of action among the parties. The Peabody Settlement is subject to certain conditions, including the satisfaction of certain minimum liquidity standards by Patriot and the effectiveness of Patriot’s plan of reorganization and may be terminated if a plan of reorganization that is consistent with the Peabody Settlement is not effective by March 31, 2014.

The foregoing description of the Peabody Settlement does not purport to be complete and is qualified in its entirety by reference to the Peabody Settlement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Arch Settlement Agreement

On November 6, 2013, the Bankruptcy Court approved, on the record, the settlement agreement entered into on October 23, 2013 between Patriot and the affiliates with which Patriot’s Chapter 11 case is being jointly administered (together, the “Debtors”) and Arch Coal, Inc. and its subsidiaries and affiliates (“Arch”) resolving various disputes between the parties (the “Arch Settlement”).  The Bankruptcy Court entered the order approving the Arch Settlement on November 7, 2013.  As part of the Arch Settlement, Arch agreed to (i) provide $5 million of cash to Patriot; (ii) purchase Patriot’s South Guffey reserve for $16 million; and (iii) relieve Patriot of the obligation to post $16 million of letters of credit for the next two years.  The Arch Settlement provides for broad mutual releases of claims and causes of action among the parties, is conditioned upon the effectiveness of Patriot’s plan of reorganization and will terminate if a plan of reorganization that is consistent with the Arch Settlement is not effective by March 31, 2014.

The foregoing description of the Arch Settlement does not purport to be complete and is qualified in its entirety by reference to the Arch Settlement, which is filed as Exhibit 10.2 hereto, and is incorporated into this report by reference.

Backstop Commitment Agreement

On November 6, 2013, the Bankruptcy Court approved, on the record, the backstop rights purchase agreement entered into on November 4, 2013 between the Debtors and the backstop parties identified as such therein (the “Backstop Parties”) (the Backstop Parties including, but not limited to, Knighthead Capital Management, LLC, solely on behalf of certain funds and accounts it manages or advises, (“Knighthead”)), and consented to by the Official Committee of Unsecured Creditors appointed in the Chapter 11 case and the UMWA, which sets forth the terms of the Backstop Parties’ commitments, the rights offerings and related financing transactions (the “Backstop Rights Purchase Agreement”) as contemplated by the Debtors’ Third Amended Plan of Reorganization filed with the Bankruptcy Court on November 4, 2013 (as amended, supplemented or otherwise modified from time to time, the “POR”).  The Bankruptcy Court entered the order approving the Backstop Rights Purchase Agreement on November 7, 2013.  Subject to certain conditions, Knighthead has committed to purchase, for the applicable subscription price, all of the notes and warrants that are not purchased in the rights offerings up to an aggregate subscription price of $250,025,000. The proceeds from the rights offerings will be used toward the consummation of the POR.  In exchange for the backstop commitment, Patriot has agreed to distribute to Knighthead (and any of the other Backstop Parties under the Backstop Rights Purchase Agreement, in accordance with their backstop commitment percentage) rights to purchase up to 40% of the notes offered in the rights offerings and up to 40% of the warrants offered in the rights offerings, in the aggregate, for an aggregate subscription price of $100,010,000.

The transactions contemplated by Backstop Rights Purchase Agreement are subject to, among other things, (i) the Debtors entering into definitive documentation for the exit financing facilities; (ii) Patriot satisfying certain minimum liquidity standards; and (iii) the VEBA having been funded with the amount contemplated by the Backstop Rights Purchase Agreement to be funded on the effective date of the POR.

Notwithstanding approval by the Bankruptcy Court, the Backstop Rights Purchase Agreement may be terminated by the Backstop Parties if (i) there has been a material adverse change since October 9, 2013; (ii) the Bankruptcy Court enters an order confirming a plan of reorganization other than the POR; (iii) the Debtors breach any representation, warranty or covenant in the Backstop Rights Purchase Agreement in any material respect, or it shall be reasonably apparent that the Debtors shall be unable to satisfy each of the conditions to closing on or before the effective date of the POR, and such failure or inability remains uncured or continues for a period of ten business days following delivery of written notice thereof to the Debtors by the Backstop Parties; (iv) the Debtors enter into or seek Bankruptcy Court authority to enter into an alternative transaction; or (v) the effective date of the POR shall not have occurred by December 31, 2013.

The foregoing description of the Backstop Rights Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Backstop Rights Purchase Agreement, which is filed as Exhibit 10.3 hereto, and is incorporated into this report by reference.

Item 8.01. Other Events

On November 6, 2013, Patriot issued a press release announcing that the Bankruptcy Court has authorized (i) the solicitation by Patriot of creditor approval of the POR; (ii) the Peabody Settlement, the Arch Settlement and the Backstop Rights Purchase Agreement (as described above); and (iii) engagement letters covering exit financing and post-emergence credit facilities.  A copy of the press release is attached hereto as Exhibit 99.1.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Settlement Agreement dated as of October 24, 2013 by and among Patriot Coal Corporation and its Affiliates, Peabody Energy Corporation and its Affiliates, the United Mine Workers of America on behalf of itself, the UMWA Employees and the UMWA Retirees, each as defined therein.

10.2	Settlement Agreement dated as of October 23, 2013 by and among Patriot Coal Corporation and certain affiliates and Arch Coal, Inc. and its subsidiaries and affiliates.

10.3
Backstop Rights Purchase Agreement dated as of November 4, 2013 by and among Patriot Coal Corporation and certain affiliates and the Backstop Parties, as defined therein, and consented to by the Debtors’ Official Committee of Unsecured Creditors and the United Mine Workers of America.

99.1	Press Release of Patriot Coal Corporation dated November 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2013

PATRIOT COAL CORPORATION

By:	/s/ John E. Lushefski
John E. Lushefski
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Settlement Agreement dated as of October 24, 2013 by and among Patriot Coal Corporation and its Affiliates, Peabody Energy Corporation and its Affiliates, the United Mine Workers of America on behalf of itself, the UMWA Employees and the UMWA Employees, each as defined therein.

10.2	Settlement Agreement dated as of October 23, 2013 by and among Patriot Coal Corporation and certain affiliates and Arch Coal, Inc. and its subsidiaries and affiliates.

10.3
Backstop Rights Purchase Agreement dated as of November 4, 2013 by and among Patriot Coal Corporation and certain affiliates and  the Backstop Parties, as defined therein, and consented to by the Debtors’ Official Committee of Unsecured Creditors and the United Mine Workers of America.

99.1	Press Release of Patriot Coal Corporation dated November 6, 2013.